UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022 (March 15, 2022)

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 15, 2022, Ark Restaurants Corp. (the “Company”) named Anthony J. Sirica, the current Chief Financial Officer, as President. Mr. Sirica has been employed by us since September 2018 and was appointed to fill a vacancy on the Board of Directors as of such date. Prior to his appointment, Mr. Sirica served as the Managing Member of Forum Consulting, LLC (“Forum”), since February 2006. Forum was a New York-based management advisory services firm that provided accounting and financial consulting services and corporate governance support primarily to issuers registered with the Securities and Exchange Commission in the tri-state area, including Ark Restaurants Corp. Prior to his tenure at Forum, Mr. Sirica served in various capacities with the international accounting firm of BDO Seidman, LLP, including the National Business Line Leader of their risk consulting division and Audit Partner. Mr. Sirica is a certified public accountant. The selection of Mr. Sirica to serve as the Company’s President was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Sirica and any other director or executive officer of the Company, and there are no related person transactions between the Company and Mr. Sirica reportable under Item 404(a) of Regulation S-K. The Company has not entered into an employment agreement with Mr. Sirica, and he will serve at the pleasure of the Company’s Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On March 15, 2022, Ark Restaurants Corp. held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of eight (8) directors to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified; (ii) the ratification of the Ark Restaurants Corp. 2022 Stock Option Plan; and (iii) the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.
At the Meeting, a total of 2,662,542 shares of the common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,551,556 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, against, abstained/withheld, and broker non-votes as to each matter:
1. Election of a Board of Eight Directors:

Nominee	For	Against	Abstained / Withheld	Broker Non-Votes
Michael Weinstein	2,110,211	—	4,500	547,831
Vincent Pascal	2,109,339	—	5,372	547,831
Anthony Sirica	2,109,088	—	5,623	547,831
Marcia Allen	1,601,179	—	513,532	547,831
Bruce Lewin	2,063,980	—	50,731	547,831
Steven Shulman	1,964,083	—	150,628	547,831
Arthur Stainman	2,063,699	—	51,012	547,831
Stephen Novick	1,914,185	—	200,526	547,831

2. Ratification of the Ark Restaurants Corp. 2022 Stock Option Plan:

For	Against	Abstained / Withheld	Broker Non-Votes
1,821,304	280,764	12,643	547,831

3. Ratification of the appointment of CohnReznick LLP as independent auditors for the 2022 fiscal year:

For	Against	Abstained / Withheld	Broker Non-Votes
2,631,709	25,177	5,656	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 17, 2022